                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To:  TheStreet.com, Inc.

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

New York, New York
May 7, 2001